UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CAREER EDUCATION CORPORATION

(Name of Registrant as Specified In Its Charter)

Steve Bostic

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Contacts:

MEDIA	INVESTORS
Jeremy Fielding/Kimberly Kriger	Alan Miller/Jennifer Shotwell
Kekst and Company	Innisfree M&A Incorporated
212-521-4800	212-750-5833

BOSTIC ALERTS CECO STOCKHOLDERS NOT TO BE MISLED BY COLOR
OF VOTING FORM ENCLOSED WITH COMPANY
PROXY MATERIALS

Stockholders Urged to Verify They Vote Bostic White Proxy NOT CECO’s

SEA ISLAND, GEORGIA – May 12, 2005 – Steve Bostic, Career Education Corporation’s (NASDAQ: CECO) largest individual stockholder, today alerted all stockholders holding their shares through bank and broker clients of ADP-ICS to the fact that the voting forms mailed to them with the Company’s proxy statement were White, despite CECO’s representation that its materials included a Blue proxy card. Shares processed by ADP-ICS represent well over 95% of CECO’s outstanding shares. The color discrepancy has caused confusion among stockholders seeking to vote in support of Mr. Bostic’s recommendations.

Mr. Bostic urges stockholders to vote on his WHITE proxy card to Withhold Authority for the three Company-nominated director candidates and vote for stockholder corporate governance proposals to declassify the Board, terminate the Company’s poison pill, and give stockholders the right to call a special meeting. Institutional Shareholder Services (ISS) has recommended that stockholders vote Bostic’s WHITE proxy.

Mr. Bostic warned, “From a Shareholder Rights point of view, it is particularly important that CECO investors not be misled by the white voting form ADP mailed to CECO stockholders purporting to be a blue proxy and that they vote on my WHITE card. The Company’s form does not even provide an opportunity to vote on the three stockholder proposals. Stockholders may think they are supporting my proposals by voting on the white form ADP mailed on the Company’s behalf when, in reality, CECO has stated that it will vote ALL shares for which it receives proxies AGAINST these proposals.”

“Additionally, stockholders should know that even though I am soliciting WHITE proxies in opposition to the Board’s recommendation regarding the election of the director-nominees, NYSE rules permit brokers, in the absence of client instructions, to vote their clients’ shares on CECO’s card. Therefore, it is critical that stockholders who want to send a strong, unambiguous message to the Board — by voting for these proposals and withholding authority for the director-

nominees — double check to make sure they sign, date and return the Bostic WHITE voting form.”

IF STOCKHOLDERS ARE UNSURE WHICH VOTING FORM OR PROXY TO USE, MR. BOSTIC URGES THESE STOCKHOLDERS TO CONTACT INNISFREE M&A INCORPORATED TOLL-FREE AT (877) 825-8631 FOR FURTHER DIRECTION.

Stockholders may obtain a free copy of Mr. Bostic’s definitive proxy statement and other relevant documents by calling Innisfree M&A toll-free at (877) 825-8631. Mr. Bostic’s proxy statement, which has been mailed to Career Education Corporation stockholders, and other filings and information related to his solicitation can be found at www.sec.gov.

# # #